EXHIBIT 4.8

EAGLEFORD ENERGY INC.

2010 AMENDED STOCK OPTION PLAN

THIS AMENDED PLAN was approved and adopted on January 9, 2010 by the Board of Directors of the Corporation and ratified on February 9, 2010 by the shareholders of the Corporation.

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1                      Definitions.  Where used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the meanings set forth below:

(a)
"Administrator" means, initially, the President or Secretary of the Corporation and thereafter will mean such director or other senior officer or employee of the Corporation or a duly appointed committee thereof as may be designated as Administrator by the Board from time to time.

(b)	"associate" has the meaning ascribed to it in Section 1(1) of the Securities Act.

(c)
"Board" means the board of directors of the Corporation, or any duly appointed committee thereof to which the board of directors of the Corporation has delegated the power to administer and grant Options under this Plan, as constituted from time to time.

(d)	"cause" means, with respect to a particular Employee:

(i)	"cause" as such term is defined in the written employment agreement between the Corporation and the Employee; or

(ii)
in the event there is no written employment agreement between the Corporation and the Employee or "cause" is not defined in the written employment agreement between the Corporation and the Employee, the usual meaning of cause under the laws of the Province of Ontario.

(e)
"Company" unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association, or other entity other than an individual.

(f)	"Consultant" means a person, other than an Employee or Director of the Corporation, or a Company, who:

(i)	provides on a bona fide basis consulting, technical, management or other services to the Corporation or a Subsidiary of the Corporation under a written contract;

(ii)	possesses technical, business, management or other expertise of value to the Corporation or a Subsidiary of the Corporation;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or a Subsidiary of the Corporation; and

(iv)	has a relationship with the Corporation or a Subsidiary of the Corporation that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(g)	"Corporation" means Eagleford Energy Inc., and includes any successor corporation thereto.

(h)
"Director" means a director or senior officer of the Corporation or a Subsidiary of the Corporation to whom stock options may be granted in reliance on a prospectus exemption under applicable Securities Laws.

(i)
"disinterested Shareholder approval" means approval by a majority of the votes cast by all shareholders of the Corporation at a duly called and held meeting of shareholders of the Corporation, excluding votes attaching to Shares beneficially owned by:

(i)	Insiders to whom Options may be granted under this Plan; and

(ii)	associates of Insiders referred to in Section 1.1(i)(i) above.

(j)	"Effective Date" means the effective date of this Plan being February 9, 2010.

(k)	"Employee" means an individual who:

(i)
is considered an employee of the Corporation or a Subsidiary of the Corporation under the Income Tax Act (Canada) (i.e., for whom income tax, employment insurance and CPP deductions must be made at source); or

(ii)
works full-time for the Corporation or a Subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)
works for the Corporation or a Subsidiary of the Corporation on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a Subsidiary of the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source.

(l)	"Exchange" means where the context permits, any exchange on which the Shares are or may be listed from time to time.

(m)	"Exercise Notice" means the notice respecting the exercise of an Option, in the form set out in Exhibit "I" of the Option Agreement, duly executed by the Option Holder.

(n)
"Exercise Period" means the period during which a particular Option may be exercised and, subject to earlier termination in accordance with the terms hereof, is the period from and including the Grant Date through to and including the Expiry Date.

(o)
"Exercise Price" means the price per Share at which Shares may be purchased under an Option duly granted under this Plan, as determined in accordance with Section 3.5 of this Plan and, if applicable, adjusted in accordance with Section 3.8 of this Plan.

(p)
"Expiry Date" means the date determined in accordance with Section 3.3 of this Plan and after which a particular Option cannot be exercised and is deemed to be null and void and of no further force or effect.

(q)	"Grant Date" means the date on which the Board grants a particular Option.

(r)	"Insider" means:

(i)	an Insider as defined in Section 1(1) of the Securities Act, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; or

(ii)	an associate of an Insider, a director or senior officer of a Company that is an Insider or Subsidiary of the Corporation.

(s)	"Limit" shall have the meaning ascribed thereto in Section 3.2 of this Plan.

(t)
"Market Price" at any date in respect of the Shares shall be the closing price of such Shares on any Exchange (and if listed on more than one Exchange, then the highest of such closing prices) on the last Business Day prior to the Grant Date (or, if such Shares are not then listed and posted for trading on the Exchange, on such stock exchange on which the Shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and asked prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

(u)	"OBCA" means the Ontario Business Corporations Act, as amended, or such other successor legislation which may be enacted, from time to time.

(v)	"Option" means an option to acquire Shares granted to a Director, Employee or Consultant pursuant to this Plan.

(w)	"Option Agreement" means an agreement, in the form substantially similar as that set out in Schedule "A" hereto, evidencing an Option granted under this Plan.

(x)
"Option Holder" means a Director, Employee or Consultant or former Director, Employee or Consultant, to whom an Option has been granted and who continues to hold an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(y)	"Plan" means this stock option plan as may be amended from time to time.

(z)	"person" means a Company or an individual.

(aa)	"Personal Representative" means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who, for any reason, is unable to manage his or her affairs, the individual entitled by law to act on behalf of such Option Holder.

(bb)
"Regulatory Authorities" means the Exchange and any other organized trading facilities on which the Corporation's Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation.

(cc)	"Re-Organization Event" has the meaning given in Section 3.8 of this Plan.

(dd)	"Securities Act" means the Securities Act (Ontario), as amended, or such other successor legislation as may be enacted, from time to time.

(ee)
"Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject, including, without limitation, the Securities Act.

(ff)
"Share" or "Shares" means, as the case may be, one (1) or more common shares without par value in the capital stock of the Corporation as constituted on the Effective Date or, in the event of an adjustment contemplated by Section 3.8 of this Plan, such other shares or securities to which an Option Holder may be entitled upon the due exercise of an Option as a result of such adjustment.

(gg)
"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares to one or more Directors, Employees or Consultants, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

(hh)	"Subsidiary" means a subsidiary as interpreted in the OBCA.

(ii)	"Termination Date" means:

(i)
in the case of the resignation of the Option Holder as an Employee of the Corporation, the date that the Option Holder provides notice of his or her resignation as an Employee of the Corporation to the Corporation; or

(ii)
in the case of the termination of the Option Holder as an Employee of the Corporation by the Corporation for any reason other than death, the effective date of termination set out in the Corporation's notice of termination of the Option Holder as an Employee of the Corporation to the Option Holder; or

(iii)
in the case of the termination of the written contract of the Option Holder to provide consulting services to the Corporation, the effective date of termination set out in any notice provided by one of the parties to the written contract to the other party; or

(iv)	the effective date of termination of a Director, Employee or Consultant pursuant to an order made by any Regulatory Authority having jurisdiction to so order.

1.2                      Choice of Law.  This Plan is established under and the provisions of this Plan will be subject to and interpreted and construed in accordance with the laws of the Province of Ontario.

1.3                      Headings.  The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE II
PURPOSE AND PARTICIPATION

2.1                      Purpose.  The purpose of this Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be granted Options under this Plan by the Board from time to time for their contributions toward the long term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments and proprietary interests in the Corporation.

2.2                      Participation.  The Board will, from time to time and in its sole discretion, determine those Directors, Employees, Consultants (and, when applicable, to a Company wholly owned by any such Director, Employee or Consultant), if any, to whom Options are to be granted.  The Board may only grant options to an Employee or Consultant if such Employee or Consultant is a bona fide Employee or Consultant of the Corporation or a Subsidiary of the Corporation, as the case may be.  The Board may, in its sole discretion, grant the majority of the Options to Insiders of the Corporation.  However, in no case will the grant of Options under this Plan, together with any proposed or previously existing Share Compensation Arrangement, result in (in each case, as determined on the Grant Date):

(a)	the number of Shares reserved for issuance pursuant to stock options granted to Insiders exceeding ten percent (5%) of the Corporation's issued and outstanding Shares (on a non-diluted basis);

(b)
the grant to Insiders, within any twelve (12) month period, of Options reserving for issuance a number of Shares exceeding in the aggregate ten percent (5%) of the Corporation's issued and outstanding Shares (on a non-diluted basis);

(c)
the grant to any one (1) Insider, and such Insider's associates, within any twelve (12) month period, Options reserving for issuance a number of Shares exceeding in the aggregate five percent (5%) of the Corporation's issued and outstanding Shares (on a non-diluted basis); or

(d)
the number of Shares reserved for issuance pursuant to stock options granted to any one (1) person exceeding in the aggregate five percent (5%) of the Corporation's issued and outstanding Shares (on a non-diluted basis).

Any entitlement to acquire Shares granted pursuant to this Plan or any other Share Compensation Agreement prior to the Optionee becoming an Insider shall be excluded for the purposes of calculating the limits set out in Subsections 2.2(a), (b) and (c), above.

2.3                      Notification of Grant.  Following the approval by the Board of the granting of an Option, the Administrator will notify the Option Holder in writing of the award and will enclose with such notice the Option Agreement representing the Option so granted.

2.4                      Copy of Plan.  Each Option Holder, concurrently with the notice of the award of the Option, will, upon written request, be provided with a copy of this Plan, and a copy of any amendment to this Plan will be promptly provided by the Administrator to each Option Holder.

2.5                      Limitation.  This Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Corporation, does not give any Option Holder that is an Employee the right to be or to continue to be employed by the Corporation and does not give any Option Holder that is a Consultant the right to be or continue to be retained or engaged by the Corporation as a consultant for the Corporation.

ARTICLE III
TERMS AND CONDITIONS OF OPTIONS

3.1                      Board to Issue Shares.  The Shares to be issued to Option Holders upon the exercise of Options will be previously authorized but unissued Shares in the capital stock of the Corporation.

3.2                      Number of Shares Reserved.  Subject to adjustment as provided for in Section 3.8 of this Plan and any subsequent amendment to this Plan, the number of Shares reserved for issuance and which will be available for purchase pursuant to Options granted under this Plan shall not exceed 4,846,520 Shares (the "Limit"), being 20% of the total issued and outstanding on the date of approval of the Plan.  If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which Option expired or terminated, as the case may be, shall not be counted towards the Limit, and will again be available for the purposes of this Plan.

3.3                      Term of Option.  Subject to Section 3.4, the Expiry Date of an Option will be the date so fixed by the Board at the time the particular Option is granted, provided that such date will be no later than the fifth (5th) anniversary of the Grant Date of such Option.

3.4                      Termination of Option.  Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period.  Any Option or part thereof not exercised within the Exercise Period will terminate and become null, void and of no effect as of 5:00 p.m. (Toronto time) on the Expiry Date.  The Expiry Date of an Option will be the earlier of the date so fixed by the Board at the time the Option is granted and the date established, if applicable, in subsections (a) to (c) below:

(a)	Death of Option Holder

In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as a Director), an Employee (if he or she holds his or her Option as an Employee) or a Consultant (if he or she holds his or her Option as a Consultant), the Expiry Date will be the first anniversary of the Option Holder's date of death.

(b)	Ceasing to Hold Office

In the event that the Option Holder holds his or her Option as a Director of the Corporation and such Option Holder ceases to be a Director of the Corporation other than by reason of death, the Expiry Date of the Option will not exceed the ninetieth (90th) day following the date the Option Holder ceases to be a Director of the Corporation unless the Option Holder ceases to be a Director of the Corporation as a result of:

(i)	ceasing to meet the qualifications of a director set forth in the OBCA; or

(ii)	an ordinary resolution having been passed by the shareholders of the Corporation pursuant to subsection 122 of the OBCA; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the date the Option Holder ceases to be a Director of the Corporation.

(c)	Ceasing to be an Employee or Consultant

In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Corporation and such Option Holder ceases to be an Employee or Consultant of the Corporation other than by reason of death, the Expiry Date of the Option will not exceed the ninetieth (90th) day following the Termination Date unless the Option Holder ceases to be:

(i)	an Employee of the Corporation as a result of termination for Cause; or

(ii)	an Employee or Consultant of the Corporation as a result of an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date will be the Termination Date.

(d)	Bankruptcy

In the event that an Option Holder commits an act of bankruptcy or any proceeding is commenced against an Option Holder under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy or insolvency and such proceeding remains undismissed for a period of thirty (30) days, no Option held by such Option Holder may be exercised following the date on which such Option Holder commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

Notwithstanding anything contained in this Plan, in no case will an Option be exercisable after the tenth (10th) anniversary of the Grant Date of the Option.

3.5                      Exercise Price.  The price at which an Option Holder may purchase a Share upon the exercise of an Option (the "Exercise Price") will be determined by the Board and set forth in the Option Agreement issued in respect of such Option and, in any event, will not be less than the Market Price of the Corporation's Shares calculated as of the Grant Date.  Notwithstanding anything else contained in this Plan, in no case will the Market Price be less than the minimum prescribed by each of the organized trading facilities as would apply to the Grant Date in question.

3.6                      Additional Terms.  Subject to all applicable Securities Laws of all applicable Regulatory Authorities, the Board may attach other terms and conditions to the grant of a particular Option, such terms and conditions to be referred to in the Option Agreement at the time of grant.  These terms and conditions may include, but are not necessarily limited to, the following:

(a)	providing that an Option expires on a date other than as provided for herein;

(b)
providing that a portion or portions of an Option vest after certain periods of time or upon the occurrence of certain events, or expire after certain periods of time or upon the occurrence of certain events;

(c)
providing that an Option be exercisable immediately, in full, notwithstanding that it has vesting provisions, upon the occurrence of certain events, such as a friendly or hostile take-over bid for the Corporation; and

(d)
providing that an Option issued to, held by or exercised by an Option Holder who is a citizen or resident of the United States of America, and otherwise meeting the statutory requirements, be treated as an "Incentive Stock Option" as that term is defined for purposes of the United States of America Internal Revenue Code of 1986, as amended.

3.7                      Non-Transferability of Options.  The Options granted hereunder are not assignable, transferable or negotiable (whether by operation of law or otherwise) and may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by Section 4.1 of this Plan, exercise the Option within the Exercise Period.  Upon any attempt to assign, transfer, negotiate, pledge, hypothecate or otherwise dispose of or transfer an Option contrary to this Section 3.7 of this Plan, or upon the levy of any attachment or similar process upon an Option, the Option and all rights, benefits and privileges arising thereunder or therefrom, at the sole discretion and election of the Corporation, shall cease and terminate and be of no further force or affect whatsoever.

3.8                      Adjustments.  If, prior to the complete exercise of an Option, the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively, a "Re-Organization Event"), an Option, to the extent that it has not been exercised, will be adjusted by the Board in accordance with such Re-Organization Event in the manner the Board deems appropriate.  No fractional Shares will be issued upon the exercise of the Options and accordingly, if as a result of the Re-Organization Event, an Option Holder would become entitled to a fractional Share, such Option Holder will have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.9                      No Rights as Shareholders.  An Option Holder shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the due exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates.  Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

ARTICLE IV
EXERCISE OF OPTION

4.1                      Exercise of Option.  An Option may be exercised only by the Option Holder or the Personal Representative of the Option Holder.  Subject to the provisions of this Plan, an Option Holder or the Personal Representative of an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. (Toronto time) on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Agreement and a certified cheque or bank draft payable to "Eagleford Energy Inc. " in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2                      Issue of Share Certificates.  As soon as practicable following the receipt of the Exercise Notice and the certified cheque or bank draft referred to in Section 4.1, the Administrator will cause to be delivered to the Option Holder a certificate for the Shares so purchased.  If the number of Shares so purchased is less than the number of Shares subject to the Option Agreement, the Option Holder will surrender the Option Agreement to the Corporation and the Administrator will forward a new Option Agreement to the Option Holder concurrently with delivery of the Share certificate for the balance of Shares available under the Option.

4.3                      Condition of Issue.  The Options and the issue of Shares by the Corporation pursuant to the exercise of Options are subject to the terms and conditions of this Plan and compliance with the rules and policies of all applicable Regulatory Authorities to the granting of such Options and to the issuance and distribution of such Shares, and to all applicable Securities Laws.  The Option Holder agrees to comply with all such laws, regulations, rules and policies and agrees to furnish to the Corporation any information, reports or undertakings required to comply with and to fully cooperate with the Corporation in complying with such laws, regulations, rules and policies.  Notwithstanding any of the provisions contained in this Plan or in any Option, the Corporation's obligation to issue Shares to an Option Holder pursuant to the exercise of any Option granted under the Plan shall be subject to:

(a)
completion of such registration or other qualification of such Shares or obtaining approval of such Regulatory Authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

(c)
the receipt from the Option Holder of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the Securities Laws of any jurisdiction; and

(d)	the satisfaction of any conditions on exercise prescribed pursuant to Section 3.6 and Article 5 of this Plan.

ARTICLE V
ADMINISTRATION

5.1                      Administration.  This Plan will be administered by the Administrator on the instructions of the Board.  The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with this Plan as it may deem necessary or advisable for the proper administration and operation of this Plan and such regulations will form part of this Plan.  The Board may delegate to the Administrator or any director or other senior officer or employee of the Corporation such administrative duties and powers as it may see fit.

5.2                      Board Powers.  The Board shall have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of this Plan;

(b)
to interpret and construe this Plan and to determine all questions arising out of this Plan or any Option, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

(c)	to determine the number of Shares reserved for issuance by each Option;

(d)	to determine the Exercise Price of each Option;

(e)	to determine the time or times when Options will be granted and exercisable;

(f)	to determine if the Shares which are issuable on the due exercise of an Option will be subject to any restrictions upon the due exercise of such Option; and

(g)	to prescribe the form of the instruments and certificates relating to the grant, exercise and other terms of Options.

5.3                      Board Discretion.  The Board may, in its discretion, require as conditions to the grant or exercise of any Option that the Option Holder shall have:

(a)
represented, warranted and agreed in form and substance satisfactory to the Corporation that the Option Holder is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his, her or its own account, for investment and not with a view to or in connection with any distribution, that the Option Holder has had access to such information as is necessary to enable him, her or it to evaluate the merits and risks of such investment and that the Option Holder is able to bear the economic risk of holding such Shares for an indefinite period;

(b)
agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

(c)	agreed to indemnify the Corporation in connection with the foregoing.

5.4                      Board Requirements.  Any Option granted under this Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares issuable upon due exercise of such Option upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of Regulatory Authority, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board.  Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

5.5                      Interpretation.  The interpretation by the Board of any of the provisions of this Plan and any determination by it pursuant thereto will be final and conclusive and will not be subject to any dispute by any Option Holder.  No member of the Board or any individual acting pursuant to authority delegated by it hereunder will be liable for any action or determination in connection with this Plan made or taken in good faith and each member of the Board and each such individual will be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.

ARTICLE VI
AMENDMENT AND TERMINATION

6.1                      Prospective Amendment and Termination.  The Board may amend or terminate the Plan at any time upon receipt of requisite regulatory approval including, without limitation, the approval of the Exchange, provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the minimum Option Price or, without the consent of the Optionee, alter or impair any of the terms of any Option previously granted to an Optionee under the Plan. Any amendments to the terms of an Option shall also require regulatory approval, including without limitation, the approval of the Exchange.

6.2                      Retrospective Amendment.  The Board may from time to time retrospectively amend this Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options that have been previously granted.

6.3                      Sale of Corporation, Extension of Expiration Date, Non-Applicability of Termination of Employment Provisions.  Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

(a)
in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares of the Corporation or any part thereof shall be made to all or substantially all holders of Shares of the Corporation, the Corporation shall have the right, upon written notice thereof to each Option Holder holding Options under the Plan, to permit the exercise of all such Options within the twenty (20) day period next following the date of such notice and to determine that upon the expiration of such twenty (20) day period, all rights of the Option Holders to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

(b)
in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, any outstanding Option may be exercised as to all or any part of the Optioned Shares in respect of which the Option Holder would have been entitled to exercise the Option in accordance with the provisions of the Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is thirty (30) days following the date of completion of such sale; and (ii) the close of business on the Expiry Date of the Option; but the Option Holder shall not be entitled to exercise the Option with respect to any other Shares;

(c)
subject to the rules of any relevant Regulatory Authority, the Board may, by resolution, extend the Expiration Date of any Option.  The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Option Holder; and

(d)
the Board may, by resolution, but subject to requirements of applicable Regulatory Authorities and Securities Laws, decide that any of the provisions hereof concerning the effect of termination of the Option Holder's employment shall not apply to any Option Holder for any reason acceptable to the Board.

Notwithstanding the provisions of this Section 6.3, should changes be required to the Plan by any Regulatory Authority of any jurisdiction to which this Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

6.4                      Regulatory Authority Approval.  This Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

6.5                      Disinterested Shareholder Approval.  Disinterested Shareholder approval must be obtained if the number of Shares reserved for issuance under the Plan to be granted to Insiders exceeds ten percent (10%) of the issued and outstanding Shares, if the grant of Options to Insiders, within any twelve (12) month period, exceeds ten percent (10%) of the Corporation's issued and outstanding Shares, or if the number of Shares reserved for issuance to any one (1) person exceeds five percent (5%) of the issued and outstanding Shares.

6.6                      Agreement.  The Corporation and every Option granted hereunder will be bound by and subject to the terms and conditions of this Plan.  By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Corporation to be bound by the terms and conditions of this Plan.

6.7                      Effective Date of Plan.  Upon approval by the shareholders of the Corporation in accordance with the OBCA, and by acceptance by the Exchange (if the Shares are listed or posted on an Exchange and such acceptance is required), this Plan shall be deemed to be effective as of the Effective Date.  Any Options granted prior to such approval and acceptance(s) shall be conditional upon such approval and acceptance(s) being given and no such Options may be exercised unless such approval and acceptance is given.

6.8                      Governing Law.  This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

EXHIBIT "I"

Unless otherwise defined, all capitalized terms used herein will have the meanings specified in the stock option plan adopted by Eagleford Energy Inc. effective as of February 9, 2010 (the "Plan").

OPTION AGREEMENT

THIS AGREEMENT made as of [•, 20[• (the "Effective Date").

BETWEEN:

EAGLEFORD ENERGY INC., a corporation incorporated pursuant to the laws of Ontario,

(the "Corporation")

OF THE FIRST PART

- and -

[•☐,

(the "Optionee")

OF THE SECOND PART.

For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the Corporation and the Optionee hereby agree as follows:

1.                        Grant of Option

1.1                      The Corporation hereby grants to the Optionee pursuant to the terms of the Plan the right and option (the "Option") to purchase all or any part of an aggregate of up to [•☐ Shares at a purchase price of $[•☐ per Share expiring on [•☐ and on the terms and conditions set forth herein and therein.

2.                        Vesting

2.1                      Notwithstanding Section 1 above or any other provision of this Agreement, legal and beneficial title to the Option granted to the Optionee hereunder, in respect of the Shares and all rights, privileges and benefits arising and flowing therefrom or to arise or flow therefrom hereafter, shall vest in the Optionee and the Optionee shall be entitled to exercise said Option to purchase the Shares only in the proportion and on the dates (the "Vesting Dates") set out below, provided that the Optionee is a [Consultant or Employee or Director] of the Corporation on such Vesting Date (and has been a [Consultant or Employee or Director] of the Corporation continuously from the date hereof):

Vesting Date	Number of Shares subject to the Option	Exercise Price
●	●	●
●	●	●
●	●	●
●	●	●
Total:	●	●

3.                        Exercise of Option

3.1                      Subject to the provisions of this Agreement, including, without limitation, Section 2 above, the Option may be exercised from time to time prior to the Expiry Time (as hereinafter defined) by delivery to the Corporation at its registered office of an executed Exercise Notice (attached hereto as Exhibit "I") addressed to the President of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or certified cheque, of the purchase price of the Shares then being purchased.  Subject to any provisions of this Agreement to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

3.2                      Notwithstanding any provisions contained in this Agreement, the Corporation's obligation to issue Shares to the Optionee pursuant to the exercise of the Option shall be subject to:  (i)  receipt of any required shareholder approval; (ii)  completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;  (iii)  the admission of such Shares to listing on any stock exchange or market on which the Shares may then be listed; (iv) the receipt from the Optionee of such representations, warranties, agreements and undertakings as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdictions; and (v) compliance with the terms and conditions of the Plan.  Nothing contained in this Agreement shall be deemed to require the Corporation to apply for or obtain any such registration, qualification, approval or listing referred to above.  The Optionee hereby acknowledges and agrees that he has had access to such information as is necessary to enable him to evaluate the merits and risks of acquiring Shares pursuant to the exercise of the Option and that he is able to bear the economic risk of holding such Shares for an indefinite period.

4.                        No Assignment

4.1                      The Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise).  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process upon the Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.                        Expiration

5.1                      Subject to the terms and conditions set out in this Agreement, including the vesting conditions set out in Section 2 above and the termination provisions set out in Section 6 below, the Optionee shall have the right to exercise the Option with respect to all or any part of the Shares to the extent vested at any time or from time to time after the date hereof and prior to the close of business on [• (the "Expiry Time"). On the Expiry Time, the Option shall forthwith expire and terminate and be of no further force or effect whatsoever with respect to the unexercised balance of the Shares available under the Option, whether vested or not.

6.                        Termination of Employment; Death; Bankruptcy

6.1                      Subject to the provisions of this Agreement and this Section 6 and to any express resolution passed with respect to the Option by the Board of Directors of the Corporation (the "Board") or by any committee of the Board established by the Board to administer the Plan (the "Committee"), the Option and all rights to purchase Shares pursuant thereto shall immediately expire, except to the extent vested in which case they shall expire and terminate on the [●] day following the date the Optionee ceases to be a ["Consultant" or "Employee" or "Director"] within the meaning of Section 1.1 of the Plan.

6.2                      Subject to the provisions of this Agreement and this Section 6, if the Optionee shall die prior to the full exercise of the Option, his Personal Representatives, heirs or legatees may, at any time within twelve (12) months after the date of such death, exercise the Option with respect to the unexercised balance of the Shares to the extent vested, subject to the terms of the Option but only to the same extent to which the Optionee could have exercised the Option immediately before the date of such death.  In no event, however, shall the Option be exercisable after the Expiry Time.

6.3                      In the event that the Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of thirty (30) days, the Option may not be exercised following the date on which the Optionee commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

7.                        Rights as a Shareholder

7.1                      An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares subject to the Option until the date of issuance of a certificate for such Shares upon the exercise of the Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates.  Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

8.                        Inconsistency with Plan

8.1                      The parties hereto agree that in the event this Agreement is inconsistent with the Plan the Plan shall prevail.

9.                        Certain Adjustments

9.1                      In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend thereon or their subdivision or consolidation, the number of Shares reserved for the Option shall be adjusted accordingly by the Board or the Committee to such extent as they deem proper in their discretion.  In such event, the number of, and the price payable for, the Shares that are then subject to the Option may also be adjusted by the Board or the Committee to such extent, if any, as they deem proper in their discretion.

9.2                      If at any time after the date of this Agreement and prior to the expiration of the term of the Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 8.1 of this Agreement or, subject to the provisions of subsection 10.1(a) of this Agreement, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation"), the Optionee shall be entitled to receive upon the subsequent exercise of the Option in accordance with the terms of this Agreement and shall accept in lieu of the number of Shares to which he was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of subsection 9.1 of this Agreement, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization  or other change or the effective date of such consolidation, merger or amalgamation, as the case may be, he had been the registered holder of the number of Shares to which he was theretofore entitled upon such exercise.

10.                    Amendments to the Option

10.1                  Notwithstanding anything to the contrary contained in this  Agreement:

(a)
in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares or any part thereof shall be made to all or substantially all holders of the Shares, the Corporation shall have the right, upon written notice thereof to the Optionee, to permit the exercise of the Option within the twenty (20) day period next following the date of such notice and to determine that upon the expiration of such twenty (20) day period, all rights of the Optionee to the Option or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

(b)
in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, the Option may be exercised as to all or any part of the Shares subject to the Option in respect of which the Optionee would have been entitled to exercise the Option in accordance with the provisions of this Agreement at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is thirty (30) days following the date of completion of such sale; and (ii) the close of business on the expiration date of the Option; but the Optionee shall not be entitled to exercise the Option with respect to any other Shares; and

(c)
subject to the rules of any relevant stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of the Option.

(d)
The Optionee hereby acknowledges and agrees that the Board may at any time by resolution terminate the Plan.  In such event, the Option if vested and outstanding may be exercised by the Optionee after the date on which the Corporation shall have notified the Optionee of the termination of the Plan, but only to the same extent as the Optionee could have exercised the Option immediately prior to the date of such notification.

11.                    Notice

11.1                  All communications and payments provided for under this Agreement shall be in writing and shall be deemed to be given when delivered in person or deposited in the mail, first class, certified or registered, return receipt requested, with proper postage prepaid and,

(a)	if to the Optionee, addressed to:

●
Phone No.:                      [•☐
Fax No.:  [•☐

(b)	if to the Corporation, addressed to:

Eagleford Energy Inc.
1 King Street West
Suite 1505
Toronto, Ontario
M5H 1A1

Attention:	President
Phone No.:	416-364-4039
Fax No.:	416-364-8244

in either case with a copy to:

WeirFoulds LLP
The Exchange Tower,
 Suite 1600
130 King Street West
Toronto, ON  M5X 1J5
Attention:	Wayne Egan
Phone No.	416-947-5086
Fax No.	416-365-1876

12.                    Time of Essence

12.1                  Time shall be of the essence of this Agreement and each and every part hereof.

13.                    Binding Effect

13.1                  This Agreement shall enure to the benefit of and be binding upon the parties hereto, the successors of the Corporation and the executor, administrator, heirs and personal representatives of the Optionee.  This Agreement shall not be assignable by the Optionee.

14.                    Headings

14.1                  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.                    Amendment

15.1                  This Agreement may be amended only by a written instrument signed by each of the parties hereto.

16.                    Governing Law

16.1                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

17.                    Duplicate Originals

17.1                  It is hereby acknowledged by the parties hereto that this Agreement has been signed in duplicate only, one (1) original executed copy delivered to the Optionee and one (1) delivered to the Corporation.

18.                    Paramountcy

18.1                  To the extent there is any inconsistency or ambiguity between this Agreement and any other employment or consulting agreement, the terms of this Agreement shall govern to the extent of such inconsistency or ambiguity.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

SIGNED, SEALED & DELIVERED	)	EAGLEFORD ENERGY INC.
in the presence of	)
)
	)	Per: ________________________________
	)	Name:
	)	Title:
)
)
)
___________________________________	)	__________________________________
Witness:		●

EXERCISE NOTICE

TO:	EAGLEFORD ENERGY INC.

AND TO:	THE BOARD OF DIRECTORS THEREOF

Unless otherwise defined herein, all capitalized terms will have the meanings specified in the stock option plan adopted by Eagleford Energy Inc. effective as February 9, 2010.

The undersigned holder of the Options evidenced by the Option Agreement hereby subscribes for ____________________ Shares of the Corporation pursuant to such Options exercisable at an aggregate exercise price of Cdn$____________________ until the Expiry Time (or such other price as is determined pursuant to the Option Agreement) on the terms specified in such Option Agreement and enclosed herewith a certified cheque, bank draft or money order payable to the order of the Corporation in payment therefor.

The undersigned hereby irrevocably directs that the said Shares be issued in the name of the undersigned and delivered as follows:

Name(s) in Full	Address(es)	SIN Number (if applicable)	Number(s) of Common Shares	Taxpayer Identification Number (if applicable)

(Please print full name in which Share certificates are to be issued.  If any Shares are to be issued to a person or persons other than the holder, the holder must pay to the Corporation all eligible transfer taxes or other government charges.)

DATED this __________ day of ____________________, 20_____.

______________________________
______________________________
Signature Guaranteed
Signature of Subscriber
______________________________
Name of Subscriber
______________________________
Address of Subscriber
______________________________

☐	Please check if the Share certificates are to be delivered at the office where this Exercise Notice is surrendered, failing which the certificates will be mailed.

☐	Certificates will be delivered or mailed only after the transfer books of the Corporation have been opened for five (5) business days after the due surrender of the Exercise Notice as aforesaid.